UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2025
Date of Report
(Date of earliest event reported)

COUPANG, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40115	27-2810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
720 Olive Way, Suite 600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 333-3839
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock, par value $0.0001 per share	CPNG	New York Stock Exchange
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2025, Coupang, Inc. (the “Company”), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto entered into a five-year revolving credit agreement (the “Credit Agreement”). The Credit Agreement replaces the Company’s prior revolving credit and guaranty agreement entered into by the Company, JPMorgan Chase Bank, N.A., and other lenders on February 27, 2021, which was terminated in connection with the entry into the new facility. The Credit Agreement provides Coupang and certain of its subsidiaries with a syndicated, unsecured revolving credit facility with a total borrowing capacity of up to $1.5 billion.

The term of the Credit Agreement is five years, but it may be extended on up to two occasions for additional one-year terms if approved by the lenders.

Borrowings under the Credit Agreement will be used for working capital and other general corporate purposes of Coupang and its subsidiaries.

The interest rate applicable to outstanding borrowings under the Credit Agreement is, at the Company’s election and depending on the currency and type of loan, based on the applicable benchmark rate (including Term SOFR, EURIBOR, HIBOR, TIBOR, or SONIA) plus an applicable margin ranging from 0.75% to 1.25% (for term benchmark and RFR loans), depending on the Company’s debt ratings. The applicable margin for alternate base rate loans ranges from 0.00% to 0.25%. The commitment fee on the unused portion of the facility ranges from 0.065% to 0.175%, also based on the Company’s debt ratings.

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants (including a maximum leverage ratio financial covenant), and events of default. Upon an event of default that is not cured within applicable grace periods or waived, any unpaid amounts under the Credit Agreement may be declared immediately due and payable and the commitments may be terminated.

The foregoing description of the Credit Agreement is qualified in its entirety by the terms of the agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 is hereby incorporated into this item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Credit Agreement, dated as of June 2, 2025, by and among Coupang, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPANG, INC. (REGISTRANT)

By:	/s/ Harold Rogers
Harold Rogers
General Counsel and Chief Administrative Officer

Dated: June 5, 2025